Exhibit 23.6
December 22, 2009
The Board of Directors
China Hydroelectric Corporation
25B, New Poly Plaza
No. 1 North Chaoyangmen Street
Dong Cheng District
Beijing
China 100010
Dear Sirs,
Subject: WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED
We hereby consent to the references to our name and our final appraisal reports (the “Reports”) addressed to the board of directors of China Hydroelectric Corporation (“China Hydro”), and to references to our valuation methodologies, assumptions and conclusions associated with such Reports, in the Registration Statement on Form F-1 of China Hydro and any amendments thereto (the “Registration Statement”) filed or to be filed with the U.S. Securities and Exchange Commission. We further consent to the filing of this letter as an exhibit to the Registration Statement.
The Reports relate to the appraisal of the following:
(a)	contingent payment options of convertible notes of China Hydro as of December 31, 2006 and April 11, 2007;

(b)	common shares and warrants of China Hydro as of November 10, 2006, April 11, 2007, December 31, 2007;

(c)	common shares of China Hydro as of January 23, 2008 and July 31, 2008 and warrants of China Hydro as of January 28, 2008;

(d)	common shares and warrants of China Hydro as of December 31, 2008; and

(e)	common shares, employee and non-employee stock options of China Hydro as of March 4, 2009 and September 30, 2009, and warrants of China Hydro as of September 30, 2009.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by China Hydro and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. China Hydro determined the fair value of ordinary shares, warrants, stock options, fixed assets and intangible assets, and our valuation reports were used to assist China Hydro in reaching its determinations.
In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the “Act”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act.
Yours faithfully,

/s/ American Appraisal China Limited
AMERICAN APPRAISAL CHINA LIMITED

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